EXHIBIT 99.1

CUSIP No.	G9124W104	Page	14	of	15	Pages

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.0001 per share, of Tuniu Corporation, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

CUSIP No.	G9124W104	Page	15	of	15	Pages

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 7, 2015.

Dated: January 7, 2015	JD.com, Inc.

	By:	/s/ Richard Qiangdong Liu
	Name:	Richard Qiangdong Liu
	Title:	Chairman of the Board and Chief Executive Officer

JD.com E-Commerce (Technology) Hong Kong Corporation Limited

	By:	/s/ Richard Qiangdong Liu
	Name:	Richard Qiangdong Liu
	Title:	Director

JD.com E-commerce (Investment) Hong Kong Corporation Limited

	By:	/s/ Richard Qiangdong Liu
	Name:	Richard Qiangdong Liu
	Title:	Director